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                              SCHULLER CORPORATION
                                 P.O. BOX 5108
                            717 17TH STREET (80202)
                          DENVER, COLORADO  80217-5108

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                         SUPPLEMENT TO PROXY STATEMENT
                               DATED MAY 22, 1996

                        ________________________________

         As described in the Proxy Statement relating to the Annual Meeting of Stockholders of Schuller Corporation, formerly known as Manville Corporation (the "Company"), to be held on Friday, June 7, 1996, stockholders have been asked to approve the proposed Schuller Corporation 1996 Executive Incentive Compensation Plan (the "1996 EICP"). In connection with this matter (Proxy Item No. 2), please note that the total number of shares of the Company's Common Stock, $.01 par value ("Common Stock"), reserved and available for delivery to participants in connection with awards under the 1996 EICP is 6.9 million, plus up to 2,080,325 shares of Common Stock authorized but unissued under the Company's existing long-term stock incentive plan.

         In accordance with the proxy rules of the New York Stock Exchange, Inc., brokers may not vote without customer instructions on the approval of Proxy Item No. 2, as more fully described in the Proxy Statement.

         Any stockholder previously giving a proxy has the power to revoke the proxy prior to its use at the Annual Meeting. A stockholder may revoke a proxy by (i) delivering an instrument of revocation before the Annual Meeting to the Secretary of the Company at the Company's principal offices; (ii) duly executing a proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder. If you desire a new proxy card, please contact the Secretary of the Company at the above address or call collect at
(303) 978-2548.